SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2000


                       Pacific Gateway Exchange, Inc.
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           (Exact name of registrant as specified in its charter)


          Delaware                        000-21043            94-3134065
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(State or other jurisdiction            (Commission         (I.R.S. Employer
     of Incorporation)                  File Number)        Identification No.)


500 Airport Boulevard, Suite 340
Burlingame, California                                        94010
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (650) 375-6700


                               (Not Applicable)
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(Former name or former address, if changed since last report)



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Item 5.  Other Events
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The Company's German subsidiary, Pacific Gateway Exchange (Germany) GmbH, in accordance with its statutory obligations under German law, filed insolvency proceedings on December 15, 2000 with the local court in Dusseldorf, Germany. Pacific Gateway Exchange (Germany) GmbH had previously shut down its operations. The Company's English subsidiaries, Pacific Gateway Exchange (U.K.) Limited and Onyx Internet, Ltd. received notice on December 15, 2000 that the Lenders under the Company's Credit Agreement had appointed a receiver for Pacific Gateway Exchange (U.K.) Limited and Onyx Internet, Ltd. pursuant to security agreements entered into by those entities. Under English law, the receiver takes control of the business of the subsidiary and will dispose of the assets on behalf of the Lenders.

On December 20, 2000, Pacific Gateway Exchange, Inc. announced that it accepted the resignations tendered by Howard Neckowitz, formerly president and chief executive officer, and Gail Granton, formerly chief operating officer. Mr. Neckowitz and Ms. Granton left to pursue other interests. Mr. David Davis remains as the Company's chief financial officer and as such will handle the Company's day-to-day operations. Development Specialists, Inc. remains as the Company's management consulting company and will support Mr. Davis.








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                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   December 21, 2000                   PACIFIC GATEWAY EXCHANGE, INC.



                                             By: /s/ David M. Davis
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                                                     David Davis
                                                     Chief Financial Officer



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